Exhibit 99.1
RESIGNATION AND CONSULTING AGREEMENT
AND GENERAL RELEASE OF CLAIMS
     1. Jung-Herng Chang (“Executive”) has been employed by Trident Microsystems, Inc. (the “Company”) as its President. Executive has resigned from his employment with the Company and any of its direct or indirect subsidiaries, and it is the Company’s desire to ensure that there is a smooth and orderly transition of Executive’s duties, to provide Executive with certain separation benefits that he would not otherwise be entitled to receive upon his resignation, and to resolve any claims that Executive has or may have against the Company. Accordingly, Executive and the Company agree as set forth below. This Agreement will become effective on the eighth day after it is signed by Executive (the “Effective Date”), provided that Executive has not revoked this Agreement (by email notice to dteichmann@tridentmicro.com and howard.clowes@dlapiper.com) prior to that date.
     2. Executive hereby confirms his resignation from employment with the Company, and from any positions that he holds as an officer of the Company, effective as of February 26, 2008 (the “Resignation Date”). Executive also hereby confirms his resignation from any director, officer, member, or employee positions that he holds with any direct or indirect subsidiaries of the Company effective as of the Resignation Date.
     3. During the period between the Resignation Date and February 28, 2009 (the “Consulting Period”), Executive will make himself available upon the request of the Company’s Chief Executive Officer to provide consulting services to the Company on an independent contractor basis. During the 30-day period following the Resignation Date, Executive shall provide up to 50 hours of consulting services, and during the remainder of the Consulting Period, Executive will provide up to a maximum of 10 hours per month of consulting services. Executive will perform the following consulting services professionally with reasonable effort and within a reasonable time: timely answering any questions from Company personnel regarding his former duties and areas of responsibility for the Company; completing the professional and orderly transition of his duties; and any other consulting duties that may be reasonably assigned to Executive by the Company. Executive shall provide these services in a timely manner upon the request of the Company’s Chief Executive Officer or her designee.
     4. Subject to Executive’s strict compliance with all the terms of this Agreement, the Company will provide Executive with the following after the Effective Date:
          (a) during the Consulting Period, the Company will pay Executive a consulting fee of $25,000 per month, payable in arrears on the first day of each month starting on April 1, 2008 and ending on March 1, 2009; in view of his status as an independent contractor, Executive’s consulting fees shall not be subject to any tax withholding, but shall be reported to the taxing authorities on Forms-1099 or other appropriate tax reporting forms; Executive will not be entitled to receive any employee benefits during the Consulting Period;
          (b) in the event that Executive timely elects to obtain continued group health insurance coverage under COBRA following the Resignation Date, the Company will pay the premiums for such coverage through the earlier of (i) February 28, 2009, or (ii) the first date on which Executive becomes eligible to obtain other group health insurance coverage; thereafter,

Executive may elect to purchase continued group health insurance coverage under COBRA at his own expense; and
          (c) with respect to any stock options granted to Executive by the Company that have become fully or partially vested by the Resignation Date, Executive shall be entitled to exercise his right to purchase such vested stock options at any time up to and including the last day of the Consulting Period; Executive shall not be entitled to any additional vesting of his Company stock options after the Resignation Date, and except as modified by this Paragraph 4(c), Executive’s Company stock options shall continue to be subject to and governed by the terms and conditions of the applicable Company stock option plans and stock option agreements between Executive and the Company. .
In the event of any material breach by Executive of any of the provisions of this Agreement (other than Paragraph 7 below), Executive shall not be entitled to receive any further payments or benefits under this Paragraph 4 (other than the pro rata bonus described below), and his failure to receive any of these payments and/or benefits as a result of his material breach shall not affect or impair the validity of the remainder of this Agreement, including, but not limited to Paragraphs 5 through 10.
Executive acknowledges and agrees that except as set forth in the following sentence, he was paid all wages (including salary, bonuses, and accrued, unused vacation/paid time off) that he earned during his employment with the Company. Executive shall be paid a pro rated portion (based on the portion of the fiscal year that he was actually employed by the Company) of the bonus that he would have earned under the Company’s FY 2008 executive bonus plan had he remained employed for the entire fiscal year 2008; such pro rated bonus, if any, will be paid to Executive at the same time that other Company executives are paid their bonuses under that bonus plan. Executive acknowledges and agrees that he shall not be entitled to any payments or benefits from the Company other than those expressly set forth in this paragraph 4.
     5. As further consideration for the payments and benefits described in Paragraph 4, Executive and his successors release the Company, its parents, divisions, subsidiaries, and affiliated entities, and each of their respective current and former shareholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Executive now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date on which Executive signs this Agreement, including, but not limited to, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law. Notwithstanding the above release of claims, it is expressly understood that this release does not apply to, and shall not be construed as a waiver or release of: (a) any claims that cannot lawfully be released by private agreement; (b) any statutory indemnity rights or any other indemnity rights of Executive whether arising under contract, statute, insurance policy or the Company’s Certificate of Incorporation or by-laws, as amended, and (c) any claims referring or relating to any stock options, restricted stock awards and any other equity compensation awarded to Executive by the Company or any affiliate of the Company.

     6. Executive acknowledges that he has read section 1542 of the Civil Code of the State of California, which states in full:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Executive waives any rights that he has or may have under section 1542 (or any similar provision of the laws of any other jurisdiction) to the full extent that he may lawfully waive such rights pertaining to this general release of claims, and affirms that he is releasing all known and unknown claims that he has or may have against the parties listed above.
     7. In the event that Executive does not, during the Consulting Period, provide any work, services, or assistance (as an employee, director, contractor, consultant, investor, or otherwise) to any person or entity that is in any way involved in the manufacture, sale, distribution, or development of any products, technologies, or services that are (a) substantially similar to any products, technologies, or services that are manufactured, sold, distributed or under development by the Company, or (b) reasonably understood in the marketplace to compete with any products, technologies, or services that are manufactured, sold, distributed or under development by the Company (a “Competitor”), the Company shall make a monthly payment of $8,333.33 to Executive. Such payment will be made on the first day of each month starting on April 1, 2008 and ending on March 1, 2009. This Paragraph does not preclude Executive from providing work, services, or assistance to a Competitor during the Consulting Period, so long as Executive’s provision of such work, services or assistance is not in violation of any agreement described in Paragraph 8; provided, however, that in the event Executive elects to provide such work, services, or assistance to a Competitor, he shall not be entitled to any further payments under this Paragraph.
     8. Executive acknowledges and agrees that he shall continue to be bound by and comply with the terms of any proprietary rights, assignment of inventions and/or confidentiality agreements between the Company and Executive. Immediately following the Resignation Date, Executive will return to the Company, in good working condition, all Company property and equipment that is in Executive’s possession or control, including, but not limited to, any files, records, computers, computer equipment, cell phones, credit cards, keys, programs, manuals, business plans, financial records, and all electronic or paper documents (and any copies thereof) that Executive prepared or received in the course of his employment with the Company.
     9. Executive agrees that he will not, at any time in the future, make any critical or disparaging statements about the Company, its products or its employees. The Company agrees that it will not, through any of the members of its Board of Directors or its Section 16 officers as of the Resignation Date, make any critical or disparaging statements about Executive. This non-disparagement provision shall not apply to any truthful statements, or any statements that are reasonably believed by the maker to be true, that are made (a) in response to a subpoena or other legal process, (b) to a governmental or regulatory entity, or (c) in any legal, arbitral, or mediation proceeding.

     10. Executive agrees that for a period of one year following the Resignation Date, he will not, on behalf of himself or any other person or entity, directly or indirectly solicit any employee of the Company to terminate his/her employment with the Company.
     11. If any provision of this Agreement is deemed invalid, illegal, or unenforceable, that provision will be modified so as to make it valid, legal, and enforceable, or if it cannot be so modified, it will be stricken from this Agreement, and the validity, legality, and enforceability of the remainder of the Agreement shall not in any way be affected.
     12. The parties agree that, for purposes of Section 409A of the Internal Revenue Code (“Section 409A”), each monthly payment under this Agreement shall be treated as a separate payment, and the right of the Executive to a series of payments shall be treated as a right to a series of separate payments.
     13. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement that may be deemed for purposes of Section 409A to be made on account of the Executive’s termination of employment with the Company and which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A (the “Section 409A Regulations”) shall be paid unless and until the Executive has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Executive is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Executive’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Executive’s separation from service shall paid to the Executive before the date (the “Delayed Payment Date”) which is the first day of the seventh month after the date of the Executive’s separation from service or, if earlier, the date of the Executive’s death following such separation from service. All such amounts that would, but for this Paragraph, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
     14. The Company intends that income provided to the Executive pursuant to this Agreement will not be subject to taxation under Section 409A. The provisions of this Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. However, the Company does not guarantee any particular tax effect for income provided to the Executive pursuant to this Agreement. In any event, except for the Company’s responsibility to withhold applicable income and employment taxes from compensation paid or provided to the Executive, the Company shall not be responsible for the payment of any applicable taxes incurred by the Executive on compensation paid or provided to the Executive pursuant to this Agreement.
     15. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements between the parties, whether written or oral, with the exception of any agreements described in paragraphs 4(c) or 8. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Executive.

EXECUTIVE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS (AS DESCRIBED ABOVE IN PARAGRAPHS 5 AND 6) HE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EXECUTIVE FURTHER UNDERSTANDS THAT HE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS AGREEMENT, THAT HE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER HE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED. EXECUTIVE ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 4.

Dated:	February 28	, 2008		/s/ Jung-Herng Chang

Jung-Herng Chang

TRIDENT MICROSYSTEMS, INC.

Dated:	February 28	, 2008	By:	/s/ David L. Teichmann
David L. Teichmann

			Its:	Senior Vice President, General Counsel
& Corporate Secretary

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